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                                                                   Exhibit 10.16

                                          December 28, 1997


Mr. Joseph Tinnerello
1335 West Allgeld Avenue
Chicago, IL  08614

Dear Joe,

As we have discussed, and in contemplation of your commencing employment with Mobius on January 15, 1998, as set forth in Mobius offer of employment to you dated December 28, 1997, (the "Offer"), Mobius will advance to you $160,000 in order for you to exercise your vested incentive stock option shares. This advance will be repaid to Mobius through one of the following means:

1. Should you sell any of these ISO shares, you will promptly apply the proceeds of such sale to reduce or eliminate this advance.

2. Mobius will apply this commission earnings that are above your draw amount set forth in the Offer to reduce the advance, on a dollar for dollar basis, during and following the non-recoverable draw period. Should this recovery mechanism not discharge your obligation, you will make a balloon payment to repay and remainder 36 months after you rejoin the company.

3. Should your employment with Mobius be terminated before the advance is repaid, the advance will be due and payable upon such termination

As security for this advance, Mobius will hold shares of stock owned by you equivalent in value to the then outstanding balance. This number of shares will be reduced no more frequently than once every 180 days (unless the advance obligation is fully discharged) and will be valued for calculation purposes at the lowest value established by the market price of the shares during the preceding 180 day period or, if not publicly traded, by the best judgment of the board of directors.

In consideration for this advance, please execute and return to me the Release attached as exhibit A to this letter. I look forward to working with you on the projects we have outlined and to a long and mutually beneficial relationship.

                                          Sincerely,



                                          /s/ E. Kevin Dahill
                                          --------------------------------
                                          E. Kevin Dahill


AGREED TO AND ACKNOWLEDGED



/s/ Joseph Tinnerello
--------------------------------
Joseph Tinnerello